SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant        /X/

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/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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infoUSA Inc.
(Name of Registrant as Specified In Its Charter)

Dolphin Limited Partnership I, L.P.
Dolphin Financial Partners, L.L.C.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, $.0025 par value

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

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(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dolphin Limited Partnership I, L.P. and Dolphin Financial Partners, L.L.C. filed on April 21, 2006 a press release attaching a copy of the memorandum from the head of IUSA’s Audit Committee, Dr. Vasant Raval. The following email should have been included with the filed memo. Dolphin obtained this email from the Company through an inspection request under Delaware law, and the Court has recently permitted Dolphin to make it public. A copy of the email and memo may also be accessed at www.iusaccountability.com.

From:     "RAVAL, VASANT" <VASANTRAVAL@creighton.edu>
To:        "Eric O. Madson" <EOMadson@rkmc.com>, <dwalker@jetlinxaviation.com>,
          <George.Haddix@pkware.com>, <MKahn@rho.com>, "Elliot S. Kaplan"
          <ESKaplan@rkmc.com>, <rjb81631@sbcglobal.net>
Date:       2/8/2005 2:28 PM
Subject:    RE: Related party report

I have investigated in-depth the area of related party transactions. In the process, I have acquired additional information and documents from InfoUSA, and met with Vin twice. Separately, I have sought information and guidance form Alexi Wellman of KPMG and Reed Sampson of Lutz & Co. The report is attached for your information. I understand our meeting is scheduled for tomorrow. If you have any questions or need additional information, please call (402-280-5518) or send and email.

Thank you.

Vasant